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                                                                   Exhibit 4.1

                             SSP SOLUTIONS, INC.
                      2001 EMPLOYEE STOCK PURCHASE PLAN

      1. PURPOSE OF THE PLAN. The purpose of this SSP Solutions, Inc. 2001 Employee Stock Purchase Plan (the "Plan") is to provide Eligible Employees with an incentive to advance the best interests of SSP Solutions, Inc. (the "Company") and those Affiliates which may be designated by the Committee, by providing a method whereby they may voluntarily purchase Common Stock at a favorable price and upon favorable terms.

      2. DEFINITIONS. For purposes of this Plan, the following definitions shall apply:

            (a) "Account" means the bookkeeping account maintained by the Company, or by a record keeper on behalf of the Company, for a Participant pursuant to Section 8(a).

            (b) "Affiliate" means any "parent corporation" of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code, and any "subsidiary corporation" of the Company, whether now or hereafter acquired, as defined in Section 424(f) of the Code.

            (c) "Board of Directors" means the board of directors of the Company.

            (d) "Code" means the Internal Revenue Code of 1986, as amended.


            (e) "Committee" means the committee established by the Company's Board of Directors to administer this Plan pursuant to Section 3.

            (f) "Common Stock" means the common stock, $.01 par value per share, of the Company.

            (g) "Company" means SSP Solutions, Inc., a Delaware corporation.

            (h) "Compensation" means the Eligible Employee's annualized rate of salary in effect at any time during the term of this Plan, exclusive of all overtime earnings, shift differentials, bonus payments, performance awards, stock option exercises, stock appreciation rights, restricted stock exercises, auto allowances, tuition reimbursement and all other forms of remuneration not required by the Eligible Employee's employment relationship.

            (i) "Contributions" means all bookkeeping amounts credited to the Account of a Participant pursuant to Section 8(a).

            (j) "Effective Date" means the date on which the Registration Statement on Form S-8 covering the shares of Common Stock to be offered under the Plan is declared effective by the Securities and Exchange Commission.

            (k) "Eligible Employees" means all employees of the Company, including without limitation Officers of the Company, or of any Affiliate which has been designated in writing by the Committee as a participating Affiliate. Notwithstanding the foregoing, "Eligible Employee" shall not include: (i) employees customarily employed less than twenty (20) hours weekly; (ii) employees whose customary employment is for not more than five (5) months in any calendar

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      year; and (iii) employees who, immediately after a Stock Purchase Right is granted, would be deemed for purposes of Section 423(b)(3) of the Code to own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the shares of the Company or any Affiliate.

            (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (m) "Exercise Date" means, with respect to an Offering Period, the last day of that Offering Period.

            (n) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                  (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on: (A) in the case of the determination of the price per Share of the Shares subject to a Stock Purchase Right, the Grant Date or Exercise Date, as provided in Section 9(b) hereof or, if such Grant Date or Exercise Date is not a market trading day, then the last market trading day prior to the Grant Date or Exercise Date, as applicable, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or (B) in all other cases, the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                  (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on: (A) in the case of the determination of the price per Share of the Shares subject to a Stock Purchase Right, the Grant Date or Exercise Date, as provided in Section 9(b) hereof or, if such Grant Date or Exercise Date is not a market trading day, then the last market trading day prior to the Grant Date or Exercise Date, as applicable, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or (B) in all other cases, the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; and

                  (iii) In the absence of an established market for the Common
            Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

            (o) "Grant Date" means the first day of each Offering Period.

            (p) "Offering Period" means the six consecutive-month period commencing on each January 1 and July 1 during the term of this Plan and during which time payroll deductions will be made from the Compensation of Eligible Employees who become Participants in the Plan. The initial Offering Period shall commence on January 1, 2002 and end on June 30, 2002.

            (q) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.


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            (r) "Participant" means an Eligible Employee who has elected to participate in this Plan and who has filed a valid and effective Subscription Agreement to make Contributions pursuant to Section 7.

            (s) "Plan" means this SSP Solutions, Inc. 2001 Employee Stock Purchase Plan, as amended from time to time.

            (t) "Securities Act" means the Securities Act of 1933, as amended.

            (u) "Share" means a share of Common Stock, as adjusted in accordance with Section 17 hereof.

            (v) "Stock Purchase Right" means a right purchase Common Stock granted to a Participant.

            (w) "Subscription Agreement" means the written agreement filed by an Eligible Employee with the Company pursuant to Section 7 to participate in this Plan.

      3. ADMINISTRATION.

            (a) The Board of Directors shall appoint the Committee, which shall be composed of not less than two members of the Board of Directors. Each member of the Committee, in respect of any transaction at a time when a Participant may be subject to Section 16 of the Exchange Act, shall be a "non-employee director" within the meaning of Rule 16b-3 promulgated under
      Section 16 of the Exchange Act. The Board of Directors may, at any time, increase or decrease the number of members of the Committee, may remove from membership on the Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation, or otherwise. The Board of Directors may also, at any time, assume or change the administration of this Plan.

            (b) The Committee shall supervise and administer this Plan and shall have full power and discretion to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of this Plan and not inconsistent with the terms of this Plan, and to make all other determinations necessary or advisable for the administration of this Plan. The Committee shall act by majority vote or by unanimous written consent. No member of the Committee shall be entitled to act on or decide any matter relating solely to himself or herself or any of his or her rights or benefits under this Plan. The Committee shall have full power and discretionary authority to construe and interpret the terms and conditions of this Plan, which construction or interpretation shall be final and binding on all parties including the Company, Participants and beneficiaries. Notwithstanding anything to the contrary contained in this Plan, except as specifically permitted by the Code, all Stock Purchase Rights granted with respect to any Offering Period must give the respective Participants the same rights and privileges. The Committee may delegate ministerial non-discretionary functions to third parties, including Officers of the Company.

            (c) Any action taken by, or inaction of, the Company, the Board of Directors or the Committee relating to this Plan shall be within the absolute discretion of that entity or body. No member of the Board of Directors or Committee, or Officer of the Company shall be liable for any such action or inaction.

      4. STOCK SUBJECT TO THIS PLAN; SHARE LIMITATIONS. The aggregate number of Shares to be made available under this Plan is 1,000,000 Shares, subject to adjustment pursuant to the terms of Section

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17. The Shares may be authorized but unissued, or reacquired Common Stock. If a
Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of a Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan. In the event that all of the Shares made available under this Plan are subscribed prior to the expiration of this Plan, this Plan may be terminated in accordance with Section 22.

      5. OFFERING PERIODS. During the term of this Plan, the Company will offer Stock Purchase Rights to purchase Shares to all Participants during each Offering Period. Each Stock Purchase Right shall become effective on the Grant Date. The term of each Stock Purchase Right shall be six months and shall end on the Exercise Date. The first Offering Period shall commence on the January 1, 2002. Offering Periods shall continue until this Plan is terminated in accordance with Section 22, or, if earlier, until no Shares remain available for Stock Purchase Rights pursuant to Section 4.

      6. ELIGIBILITY. Any person employed as an Eligible Employee as of a Grant Date shall be eligible to participate in this Plan during the Offering Period in which such Grant Date occurs, subject to the Eligible Employee satisfying the requirements of Section 7 below, and subject to Section 12(b) herein.

      7. PARTICIPATION. An Eligible Employee may become a Participant in this Plan by completing a Subscription Agreement on a form approved by and in a manner prescribed by the Committee (or its delegate). To become effective, Subscription Agreements must be filed with the Company prior to the applicable Grant Date and must set forth the amount or whole percentage of the Eligible Employee's Compensation (which shall not be less than 1% and not more than 10% of such Eligible Employee's Compensation) to be credited to the Participant's Account as Contributions each pay period. The Committee may permit Eligible Employees to make separate Contribution elections with respect to the bonus portion of their Compensation, on such terms and conditions as the Committee may prescribe. Subscription Agreements shall contain the Eligible Employee's authorization and consent to the Company's withholding from his or her Compensation the amount of his or her Contributions. Once a Subscription Agreement has become effective for an Offering Period, it will remain effective for subsequent Offering Periods unless the Participant withdraws from participation in the Plan or becomes ineligible to participate; provided, however, that the level of Contributions may be adjusted from time to time pursuant to Section 8 of this Plan.

      8. METHOD OF PAYMENT OF CONTRIBUTIONS.

            (a) The Company shall maintain on its books, or cause to be maintained by a record keeper, an Account in the name of each Participant. The percentage of Compensation elected to be applied as Contributions by a Participant shall be deducted from such Participant's Compensation on each payday during the period for payroll deductions set forth below and such payroll deductions shall be credited to that Participant's Account as soon as administratively practicable after such date. A Participant may not make any additional payments to his or her Account. A Participant's Account shall be reduced by any amounts used to pay the price of Shares acquired, or by any other amounts distributed pursuant to the terms hereof.

            (b) Payroll deductions with respect to an Offering Period shall commence as of the first day of the payroll period which coincides with or immediately follows the applicable Grant Date and shall end on the last day of the payroll period which coincides with or immediately precedes the applicable Exercise Date, unless sooner terminated by the Participant as provided in this Section 8 or until his or her participation terminates pursuant to Section 12.


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            (c) A Participant may terminate or withdraw his or her Contributions during an Offering Period by completing and filing with the Company, in such form and on such terms as the Committee (or its delegate) may prescribe, a written withdrawal form which shall be signed by the Participant. Such termination shall be effective as soon as administratively practicable after its receipt by the Company.

            (d) A Participant may discontinue or otherwise change the level of his or her Contributions (within Plan limits) during an Offering Period by completing and filing with the Company, in such form and on such terms as the Committee (or its delegate) may prescribe, a written change in Contributions election which shall be signed by the Participant. Such change shall be effective as soon as administratively practicable after its receipt by the Company. A Participant shall make no more than two elections pursuant to this Section 8(d) in any one Offering Period and any elections in excess of such limit shall be invalid.

      9. GRANT OF STOCK PURCHASE RIGHT.

            (a) On each Grant Date, each Eligible Employee who is a Participant during that Offering Period shall be granted a Stock Purchase Right to purchase a number of Shares. Unless a Participant's Plan participation is terminated as provided in Section 12, the Stock Purchase Right automatically shall be exercised on each applicable Exercise Date. The number of Shares subject to the Stock Purchase Right shall be determined by dividing the Participant's Account balance as of the applicable Exercise Date by the price per Share as determined pursuant to Section 9(b) below, disregarding any fractional Shares.

            (b) The price per Share of the Shares subject to a Stock Purchase Right shall be the lesser of: (i) 85% of the Fair Market Value of a Share of Common Stock on the applicable Grant Date; or (ii) 85% of the Fair Market Value of a Share of Common Stock on the applicable Exercise Date.

(c) Notwithstanding anything else contained herein, a person who is otherwise an Eligible Employee shall not be granted any Stock Purchase Right or other right to purchase Shares under this Plan to the extent:
      (i) it would, if exercised, cause the person to own "stock" (as such term is defined for purposes of Section 423(b)(3) of the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, or any Affiliate, or (ii) such Stock Purchase Right causes such individual to have rights to purchase stock under this Plan and any other plan of the Company or any Affiliate, where such rights are treated as being qualified under
      Section 423 of the Code, which accrue at a rate which exceeds $25,000 of the fair market value of the stock of the Company or of an Affiliate (determined at the time the Stock Purchase Right is granted) for each calendar year in which such Stock Purchase Right is outstanding at any time. For this purpose, a right to purchase Shares accrues when any part of such Stock Purchase Right first becomes exercisable during the calendar year. The right to purchase stock that has accrued under one Stock Purchase Right granted pursuant to this Plan may not be carried over to any other Stock Purchase Right. In determining whether the stock ownership of an Eligible Employee equals or exceeds the 5% limit set forth above, the rules of Section 424(d) of the Code (relating to attribution of stock ownership) shall apply.

      10. EXERCISE OF STOCK PURCHASE RIGHT. Unless a Participant's Plan participation is terminated as provided in Section 12, his or her Stock Purchase Right for the purchase of Shares shall be exercised automatically on the Exercise Date for that Offering Period, without any further action on the Participant's part, and the maximum number of Shares subject to such Stock Purchase Right shall be purchased at the applicable price with the balance of such Participant's Account. No fractional Shares

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may be purchased under the Plan. If any amount (which is not sufficient to purchase a whole Share) remains in a Participant's Account after the exercise of his or her Stock Purchase Right on the Exercise Date: (i) such amount shall be credited to such Participant's Account for the next Offering Period, if he or she is then a Participant; or (ii) if such Participant is not a Participant in the next Offering Period, or if the Committee so elects, such amount shall be refunded to such Participant as soon as administratively practicable after such Exercise Date. If a Participant is limited in the number of Shares the Participant may purchase in any Offering Period, any amount remaining in the Participant's Account on the applicable Exercise Date that is sufficient to purchase one or more whole Shares will be refunded to such Participant without interest after the end of the Offering Period.

      11. DELIVERY. As soon as administratively practicable after the Exercise Date, the Company shall deliver to each Participant a certificate representing the Shares purchased upon exercise of his or her Stock Purchase Right. The Company may make available an alternative arrangement for delivery of Shares to a record-keeping service. The Committee (or its delegate), in its discretion, may either require or permit the Participant to elect that such certificates be delivered to such record-keeping service. In the event the Company is required to obtain from any commission or agency authority to issue any such certificate, the Company will seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such certificate shall relieve the Company from liability to any Participant except to return to the Participant the amount of the balance in his or her Account.

      12. TERMINATION OF EMPLOYMENT; CHANGE IN ELIGIBLE STATUS.

            (a) Upon a Participant's termination from employment with the Company or any Affiliate for any reason, including without limitation, retirement, death, voluntary or involuntary leave of absence (except as otherwise provided in this paragraph), or in the event that a Participant is no longer an Eligible Employee, or if the Participant elects to terminate Contributions pursuant to Section 8(c), at any time prior to the last day of an Offering Period in which he or she participates, such Participant's Account shall be paid to him or her in cash, or, in the event of such Participant's death, paid to the person or persons entitled thereto under Section 13, and such Participant's Stock Purchase Right for that Offering Period shall be automatically terminated. For this purpose, an Eligible Employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of maternity leave or other approved medical leaves of absence, provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

            (b) A Participant who has terminated or withdrawn from participation in the Plan pursuant to Section 8(c) hereof at least thirty (30) days prior to the Exercise Date of an Offering Period shall be excluded from participation in the Plan for the remainder of that Offering Period, but may then be reinstated as a participant for a subsequent Offering Period, provided that the applicable eligibility and participation requirements are again then met. A Participant who has terminated or withdrawn from participation in the Plan pursuant to Section 8(c) hereof less than thirty
      (30) days prior to the Exercise Date of an Offering Period shall be excluded from participation in the Plan for the remainder of that Offering Period and for one (1) subsequent Offering Period, but may thereafter be reinstated as a participant for a subsequent Offering Period, provided that the applicable eligibility and participation requirements are again then met. A Participant's termination from Plan participation shall be deemed to be a revocation of that Participant's Subscription Agreement and such Participant must file a new Subscription Agreement to resume Plan participation in any succeeding Offering Period.


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      13. DESIGNATION OF BENEFICIARY.

            (a) A Participant may file, in a manner prescribed by the Committee (or its delegate), a written designation of a beneficiary who is to receive any Shares or cash from such Participant's Account under this Plan in the event of such Participant's death. If a Participant's death occurs subsequent to the end of an Offering Period but prior to the delivery to him or her of any Shares deliverable under the terms of this Plan, such Shares and any remaining balance of such Participant's Account shall be paid to such beneficiary (or such other person as set forth in Section 13(b)) as soon as administratively practicable after the Company receives notice of such Participant's death, and any outstanding unexercised Stock Purchase Right shall terminate. If a Participant's death occurs at any other time, the balance of such Participant's Account shall be paid to such beneficiary (or such other person as set forth in Section 13(b)) in cash as soon as administratively practicable after the Company receives notice of such Participant's death, and such Participant's Stock Purchase Right shall terminate. If a Participant is married and the designated beneficiary is not his or her spouse, spousal consent shall be required for such designation to be effective.

            (b) Beneficiary designations may be changed by the Participant (and his or her spouse, if required) at any time on forms provided and in the manner prescribed by the Committee (or its delegate). If a Participant dies with no validly designated beneficiary under this Plan who is living at the time of such Participant's death, the Company shall deliver all Shares and/or cash payable pursuant to the terms hereof to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed, the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

      14. TRANSFERABILITY.

            (a) Stock Purchase Rights may be exercised, during the lifetime of the Participant, only by the Participant. Neither Contributions credited to a Participant's Account nor any Stock Purchase Rights or rights with respect to the exercise of Stock Purchase Rights or right to receive Shares under this Plan may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner (other than by will, the laws of descent or distribution, or as provided in Section 13) by the Participant. Any such attempt at anticipation, alienation, encumbrance, assignment, transfer, pledge or other disposition shall be without effect, and all amounts shall be paid and all Shares shall be delivered in accordance with the provisions of this Plan. Amounts payable or Shares deliverable pursuant to this Plan shall be paid or delivered only to the Participant or, in the event of the Participant's death, to the Participant's beneficiary pursuant to Section 13.

            (b) If determined by the Committee to be appropriate, the Company shall cause the legends set forth below, or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares, together with any other legends that may be required by applicable state or federal laws or are otherwise deemed appropriate by the Committee:

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE

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            OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES,
            SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

            (c) In order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and if the Company transfers its own securities, the Company may make appropriate notations to the same effect in its own records. Neither the Company nor its transfer agent, if any, shall be required to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Plan or to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

      15. CONDITIONS UPON ISSUANCE OF SHARES.

            (a) Shares shall not be issued pursuant to the exercise of a Stock Purchase Right unless the exercise of such Stock Purchase Right and the issuance and delivery of such Shares complies with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, any applicable state securities laws, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed and shall be further subject to the approval of counsel for the Company with respect to such compliance.

            (b) As a condition precedent to the exercise of any Stock Purchase Right, the Company may require any person exercising such Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares subject thereto are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

      16. USE OF FUNDS; INTEREST. All Contributions received or held by the Company under this Plan will be included in the general assets of the Company and may be used for any corporate purpose. No interest will be paid to any Participant or credited to his or her Account under this Plan.

      17. ADJUSTMENTS OF AND CHANGES IN THE SHARES. In the event that the Shares shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, stock split, combination of shares, or otherwise), or if the number of Shares shall be increased through a stock split or the payment of a stock dividend, then there shall be substituted for or added to each Share theretofore reserved for sale under this Plan, the number and kind of shares of stock or other securities into which each outstanding Share shall be so changed, or for which each such Share shall be exchanged, or to which each such Share is entitled, as the case may be, or the number or kind of securities which may be sold under this Plan and the purchase price per Share shall be appropriately adjusted consistent with such change in such manner as the Committee (or its delegate) may deem equitable to prevent substantial dilution or enlargement of rights granted to, or available for, Eligible Employees under this Plan.

      18. PLAN CONSTRUCTION.

            (a) It is the intent of the Company that transactions in and affecting Stock Purchase Rights in the case of Participants who are or may be subject to the prohibitions of Section 16 of the Exchange Act satisfy any then applicable requirements of Rule 16b-3 promulgated under Section 16 of the Exchange Act so that such persons (unless they otherwise agree) will be entitled

                                      -8-
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      to the exemptive relief of Rule 16b-3 of the Exchange Act in respect of those transactions and will not be subject to avoidable liability thereunder. Accordingly, this Plan shall be deemed to contain and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 of the Exchange Act to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

            (b) This Plan and Stock Purchase Rights issuable hereunder are intended to qualify under Section 423 of the Code.

            (c) If any provision of this Plan or of any Stock Purchase Right would otherwise frustrate or conflict with the intents expressed above, that provision to the extent possible shall be interpreted so as to avoid such conflict. If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Company and is consistent with the purposes of this Plan as to such persons in the circumstances.

      19. EMPLOYEES' RIGHTS. Nothing in this Plan (or in any agreement related to this Plan) shall confer upon any Eligible Employee or Participant any right to continue in the service or employ of the Company or constitute any contract or agreement of service or employment, or interfere in any way with the right of the Company to reduce such person's compensation or other benefits or to terminate the services or employment or such Eligible Employee or Participant, with or without cause, but nothing contained in this Plan or any document related hereto shall affect any other contractual right of any Eligible Employee or Participant.

      20. RIGHTS AS A STOCKHOLDER. No Participant shall have any rights as a stockholder until a certificate for Shares has been issued in the Participant's name following exercise of his or her Stock Purchase Right. The Company shall issue (or cause to be issued) such Shares promptly after the Stock Purchase Right is exercised. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to the issuance of such Share certificate. Nothing in this Plan shall be deemed to create any fiduciary relationship between the Company and any Participant.

      21. RESERVATION OF SHARES. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

      22. EFFECTIVENESS; AMENDMENT; TERMINATION OF PLAN.

            (a) The Plan shall be effective as of the Effective Date, and shall continue in effect for a term of ten (10) years unless sooner terminated pursuant to this Section 22. No new Offering Periods shall commence on or after the tenth anniversary of the Effective Date.

            (b) The Board of Directors may amend, modify or terminate this Plan at any time without notice. Stockholder approval for any amendment or modification shall not be required, except to the extent required by
      Section 423 of the Code or other applicable law, or otherwise deemed necessary or advisable by the Board of Directors. No amendment, modification, or termination pursuant to this Section 22(b) shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of such Participant or obligations of the Company under any Stock Purchase Right granted under this Plan prior to the effective date of such change. Changes contemplated by Section 17 shall not be deemed to constitute changes or amendments requiring Participant consent. Notwithstanding the foregoing, the Committee shall have the right to designate from time to time the Affiliates whose employees may be eligible to participate in this Plan and such designation shall not constitute any

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
      amendment to this Plan requiring stockholder approval. Termination of the Plan shall not affect the Committee's ability to exercise the powers granted to it hereunder with respect to Stock Purchase Rights granted under the Plan prior to the date of such termination.

      23. NOTICES. All notices or other communications by a Participant to the Company contemplated by this Plan shall be deemed to have been duly given when received in the form and manner specified by the Committee (or its delegate) at the location, or by the person, designated by the Committee (or its delegate) for that purpose.

      24. MISCELLANEOUS.

            (a) This Plan and related documents shall be governed by, and construed in accordance with, the laws of the State of Delaware. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue to be fully effective.

            (b) Captions and headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such captions and headings shall not be deemed in any way material or relevant to the construction of interpretation of this Plan or any provision hereof.

            (c) The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company. Nothing in this Plan shall be construed to limit the right of the Company: (i) to establish any other forms of incentives or compensation for employees of the Company, or (ii) to grant or assume options (outside the scope of and in addition to those contemplated by this Plan) in connection with any proper corporate purpose.

            (d) The Company shall provide to each Participant in the Plan, not less frequently than annually during the period such Participant has Stock Purchase Rights outstanding and during any period such individual owns Shares of Common Stock, copies of annual financial statements. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.


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